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EXHIBIT 99.1

        TMT MOTOCO, A BRAZILIAN SUBSIDIARY OF TECUMSEH PRODUCTS COMPANY,
                    PROVIDES UPDATE ON RESTRUCTURING EFFORTS

TECUMSEH, Mich. and CAMPO LARGO, Brazil, April 11, 2007--TMT Motoco do Brasil Ltda., the Brazil-based engine manufacturing subsidiary of Tecumseh Products Company (Nasdaq: TECUA, TECUB) ("Tecumseh" or the "Company"), said today that it is notifying all TMT Motoco employees that the unit's operations will remain suspended following the statutory expiration of the unit's previously announced vacation furlough on Friday, April 13th. As previously indicated, TMT Motoco is currently pursuing a judicial restructuring under Brazilian bankruptcy law. TMT Motoco's request for judicial restructuring was granted by the Brazilian courts on March 28, and the subsidiary has 60 days within which to submit a restructuring plan to the court.

In letters being sent today to TMT Motoco's approximately 680 Brazilian employees, the employees are being informed that it has not yet been determined whether and when the unit will resume operations, and that, for that reason, the employment of most current TMT Motoco workers will terminate as of the end of this week, although all payroll obligations to employees will be paid.

The employees are also being told that if and when TMT Motoco does resume operations, on either a full or limited basis, any current TMT Motoco employees in good standing will be offered an opportunity to apply for re-employment on a preferential basis.

As previously announced, TMT Motoco's decision to pursue the judicial restructuring followed the rejection of its request for a temporary stay pending its previously announced appeal of a Brazilian court's decision, entered on March 15, 2007, denying its request to impose financial restructuring terms on two of its lenders.

TMT Motoco do Brasil Ltda. was created in September of 2002. Its plant is located in the town of Campo Largo, Metropolitan area of Curitiba, in the state of Parana, Brazil.

CAUTIONARY STATEMENT RELATING TO FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as "expects", "should", "may", "believes", "anticipates", "will", and other future tense and forward-looking terminology.

Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) changes in business conditions and the economy in general in both foreign and domestic markets; ii) the effect of terrorist activity and

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armed conflict; iii) weather conditions affecting demand for air conditioners, lawn and garden products, portable power generators and snow throwers; iv) the success of our ongoing effort to bring costs in line with projected production levels and product mix; v) financial market changes, including fluctuations in interest rates and foreign currency exchange rates; vi) economic trend factors such as housing starts; vii) emerging governmental regulations; viii) availability and cost of materials, particularly commodities, including steel, copper and aluminum, whose cost can be subject to significant variation; ix) actions of competitors; x) the ultimate cost of resolving environmental and legal matters; xi) our ability to profitably develop, manufacture and sell both new and existing products; xii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiii) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xiv) the ability of the Company to maintain adequate liquidity in total and within each foreign operation; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) our ability to reduce a substantial amount of costs in the Engine & Power Train group associated with excess capacity; xviii) the ongoing financial health of major customers; and xix) the continuing willingness of our domestic and foreign lenders to cooperate with us in modifying covenants and repayment terms as required to accommodate changes in our business. These forward-looking statements are made only as of the date of this report, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Roy Winnick or Michael Freitag, Kekst and Company, 1-212-521-4800.

Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.